                                                                    EXHIBIT 23.7



     We hereby consent to the use of our opinion letter dated April 15, 1997 to the Board of Directors of Beverly Enterprises, Inc. included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 1 to Registration Statement No. 333-28517 on Form S-4 relating to the proposed merger of Beverly Enterprises, Inc. with and into Capstone Pharmacy Services, Inc. and to references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            /s/MERRILL LYNCH, PIERCE, FENNER &


                                                    SMITH INCORPORATED



July 24, 1997